Exhibit 99.1 FOR IMMEDIATE RELEASE

Libbey Inc. Announces First-Quarter 2020 Results

TOLEDO, Ohio, (June 19, 2020) --Libbey Inc. (OTC: LBYYQ), one of the world's largest glass tableware manufacturers, today reported results for the first quarter ended March 31, 2020.

First-quarter 2020 Financial & Operating Highlights

•	Net sales were $150.5 million, a decrease of 14.0 percent, versus the prior-year period as volumes were significantly impacted by the COVID-19 global pandemic.
•	Selling, general and administrative expense was reduced by $6.1 million versus the prior year.
•

Net loss was ($78.7) million, compared to net loss of ($4.5) million in the first quarter of 2019. Net loss in the first quarter of 2020 was affected by a $38.4 million non-cash goodwill impairment in our U.S. and Canada segment and a $12.9 million non-cash charge related to the loss of hedge accounting treatment on our derivative contracts. Additionally, the Company recorded valuation allowances against the net deferred tax assets in all of the operating jurisdictions which accounted for nearly all of the $20.4 million of tax expense, or a (34.9) percent effective tax rate.

•

Adjusted EBITDA (see Table 1) increased 3.7 percent versus the prior year to $10.1 million. The weaker sales demand experienced during the latter half of the first quarter of 2020 was offset by SG&A savings and a favorable currency impact during the quarter.

•	Free Cash Flow (see Table 2) was favorable by $2.0 million compared to the first quarter of 2019 driven by Trade Working Capital and reductions in capital expenditures.

“During the early months of 2020, Libbey's core USC and LATAM business segments were performing well, delivering strong Adjusted EBITDA and margin results on a run rate basis,” said Mike Bauer, Libbey's chief executive officer. "Our team came into 2020 prepared to build on the strong momentum we captured across our business in the second half of 2019, while continuing to execute our plans to reduce costs and improve cash flow generation. For the majority of the quarter, our operating performance exceeded our initial forecast; however, beginning in mid-March, our business results were materially impacted by COVID-19. Mandated shutdowns across a large part of the U.S. and global economy were felt across our key end markets, with the foodservice industry being one of the most directly impacted. This global pandemic negatively impacted our first quarter performance, but it also introduced significant uncertainty into the future demand landscape, particularly in our core U.S. foodservice channel.”

Bauer continued, “As the restaurant and foodservice industries quickly reacted to the non-essential business restrictions and social distancing guidelines from federal, state and local governments, Libbey moved swiftly to lower costs and preserve liquidity by temporarily suspending production and distribution across our U.S. facilities, temporary layoffs and furloughs across the hourly and salary workforces, pay reductions for all U.S. salary associates, and significant cutbacks to planned 2020 capital expenditures. Because of the dynamic nature of the COVID-19 pandemic and related market volatility, we are unable to reasonably estimate the full extent of the impact it will have on our business.”

“To navigate the effects of the COVID-19 pandemic and to address the upcoming debt maturities, Libbey elected to file a voluntary petition for a court-supervised reorganization under Chapter 11 of the U.S. Bankruptcy Code.” Bauer continued, “We are convinced that the outcome of the Chapter 11 process will better position the Company for the future and is an appropriate and necessary step to minimize further disruption to the business and continue to serve our customers, while working to protect the interests of all stakeholders. We are in truly unprecedented times in Libbey's 200-year history and we remain focused on providing our end users and customers with superior quality products that are environmentally sustainable, beautiful and durable. We are already seeing improvements as states lift stay-at-home orders and we continue to execute against our previously announced planned turnaround and cost reduction efforts. I would like to take a moment to express my sincere thanks and appreciation to our employees around the globe for their continued dedication, especially during times of unprecedented uncertainty. They are what make Libbey products exceptional, and we could not be here without their unwavering commitment to our Company.”

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Libbey Inc.

Three months ended March 31,	Net Sales		Increase/(Decrease)			Constant Currency Sales
(dollars in thousands)	2020	2019	$ Change	% Change	Currency Effects	Growth (Decline)
U.S. & Canada (USC)	$95,876	$109,906	$(14,030)	(12.8)%	$(6)	(12.8)%
Latin America (LATAM)	26,643	30,401	(3,758)	(12.4)%	(474)	(10.8)%
EMEA	25,280	28,042	(2,762)	(9.8)%	(748)	(7.2)%
Other	2,722	6,617	(3,895)	(58.9)%	(83)	(57.6)%
Consolidated	$150,521	$174,966	$(24,445)	(14.0)%	$(1,311)	(13.2)%

•	Net sales in the U.S. & Canada segment decreased 12.8 percent, primarily driven by lower volume and unfavorable channel mix, partially offset by favorable price and mix of product sold.
•	In Latin America, net sales decreased 12.4 percent (a decrease of 10.8 percent excluding currency fluctuation) as a result of lower volume, partially offset by favorable price and mix of product sold.
•

Net sales in the EMEA segment decreased 9.8 percent (a decrease of 7.2 percent excluding currency fluctuation), driven primarily by lower volume and an unfavorable currency impact, partially offset by favorable price and mix of product sold.

•	Net sales in Other decreased 58.9 percent (a decrease of 57.6 percent excluding currency fluctuation) primarily as a result of lower volume in China.

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Libbey Inc.

Balance Sheet and Liquidity

•	The Company had available capacity of $5.4 million under its ABL credit facility at March 31, 2020, with $68.1 million in loans outstanding and cash on hand of $66.1 million.
•

At March 31, 2020, Trade Working Capital (see Table 3), defined as accounts receivable plus inventories less accounts payable, was $176.7 million, a $39.7 million improvement compared to $216.4 million at March 31, 2019. The improvement was a result of lower inventories, lower accounts receivable, partially offset by lower accounts payable.

Juan Amezquita, Libbey's senior vice president and chief financial officer, commented, “We began the year performing ahead of our Adjusted EBITDA and cash flow expectations, while demonstrating solid operating performance. This progress was halted by the emergence of the COVID-19 global pandemic, which significantly impacted our top line results as net sales dropped 14 percent versus the prior-year period. The reorganization actions enacted in the Fall of 2019 drove SG&A nearly 20 percent lower versus prior year and resulted in year-over-year improvement in Adjusted EBITDA. In addition, Adjusted EBITDA included a $5.2 million benefit from favorable currency movements versus the prior-year quarter.”

“The dramatic reduction in demand across the closing month of the quarter and the high level of near-term macroeconomic uncertainty led the company to perform an interim goodwill impairment test as of March 31, 2020. As a result of this testing, the USC reporting segment recorded a non-cash goodwill impairment charge of $38.4 million.” Amezquita concluded, “As Mike mentioned, we have implemented a number of immediate cost-saving actions to respond to the unprecedented demand environment we are experiencing today. We will continue to focus on strengthening our balance sheet and improving the cash flow performance of the Company. The voluntary petitions under Chapter 11 are a necessary step and will position Libbey better for the future.”

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Libbey Inc.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Use of Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP), we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Income from Operations (Adjusted IFO), Adjusted IFO Margin, Free Cash Flow, Trade Working Capital, Adjusted Selling, General & Administrative Expense (Adjusted SG&A), Adjusted SG&A Margin and our Debt Net of Cash to Adjusted EBITDA Ratio. Reconciliations to the nearest U.S. GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Our non-GAAP measures, as defined below, are used by analysts, investors and other interested parties to compare our performance with the performance of other companies that report similar non-GAAP measures. Libbey believes these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of core business operating results. We believe the non-GAAP measures, when viewed in conjunction with U.S. GAAP results and the accompanying reconciliations, enhance the comparability of results against prior periods and allow for additional transparency of financial results and business outlook. In addition, we use non-GAAP data internally to assess performance and facilitate management's internal comparison of our financial performance to that of prior periods, as well as trend analysis for budgeting and planning purposes. The presentation of our non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Furthermore, our non-GAAP measures may not be comparable to similarly titled measures reported by other companies and may have limitations as an analytical tool. We define our non-GAAP measures as follows:

•

We define Adjusted EBITDA as U.S. GAAP net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and special items, when applicable, that Libbey believes are not reflective of our core operating performance, and we define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

•

We define Adjusted IFO as U.S. GAAP net income (loss) plus interest expense, provision for income taxes, other (income) expense, and special items, when applicable, that Libbey believes are not reflective of our core operating performance, and we define Adjusted IFO Margin as Adjusted IFO divided by net sales.

•	We define Trade Working Capital as net accounts receivable plus net inventories less accounts payable.

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Libbey Inc.

•

We define Adjusted SG&A as U.S. GAAP selling, general and administrative expenses less special items that Libbey believes are not reflective of our core operating performance, and we define Adjusted SG&A Margin as Adjusted SG&A divided by net sales.

•

We define Free Cash Flow as the sum of net cash provided by operating activities and net cash used in investing activities. The most directly comparable U.S. GAAP measure is net cash provided by (used in) operating activities.

•

We define our Debt Net of Cash to Adjusted EBITDA Ratio as gross debt on the balance sheet plus unamortized discount and finance fees, less cash and cash equivalents, divided by last twelve months Adjusted EBITDA (defined above).

Constant Currency

We translate revenue and expense accounts in our non-U.S. operations at current average exchange rates during the year. References to "constant currency," "excluding currency impact" and "adjusted for currency" are considered non-GAAP measures. Constant currency references regarding net sales reflect a simple mathematical translation of local currency results using the comparable prior period’s currency conversion rate. Constant currency references regarding Gross Profit, Adjusted IFO, Adjusted EBITDA and Adjusted EBITDA Margin comprise a simple mathematical translation of local currency results using the comparable prior period's currency conversion rate plus the transactional impact of changes in exchange rates from revenues, expenses and assets and liabilities that are denominated in a currency other than the functional currency. We believe this non-GAAP constant currency information provides valuable supplemental information regarding our core operating results, better identifies operating trends that may otherwise be masked or distorted by exchange rate changes and provides a higher degree of transparency of information used by management in its evaluation of our ongoing operations. These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported results prepared in accordance with U.S. GAAP. Our currency market risks include currency fluctuations relative to the U.S. dollar, Canadian dollar, Mexican peso, euro and Chinese renminbi.

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Libbey Inc.

Caution on Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding, among other things, the impact of COVID-19 on our operations and the length of time of such impact, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to confirm and consummate a plan of reorganization; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of the DIP Credit Agreements and restrictions imposed by the applicable courts; potential delays in the Chapter 11 Cases due to the effects of COVID-19; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q, and in the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

Media Contact

Libbey Public Relations

PublicRelations@Libbey.com

Investor Relations Contact

Chris Hodges or Bobby Winters

Alpha IR Group

(312) 445-2870

LBY@alpha-ir.com

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Libbey Inc.

Libbey Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2020	2019

Net sales	$150,521	$174,966
Freight billed to customers	643	683
Total revenues	151,164	175,649
Cost of sales	128,241	141,691
Gross profit	22,923	33,958
Selling, general and administrative expenses	26,514	32,580
Asset impairments	38,535	—
Income (loss) from operations	(42,126)	1,378
Other income (expense)	(10,652)	(1,584)
Loss before interest and income taxes	(52,778)	(206)
Interest expense	5,591	5,632
Loss before income taxes	(58,369)	(5,838)
Provision (benefit) for income taxes	20,379	(1,296)
Net loss	$(78,748)	$(4,542)

Net loss per share:
Basic	$(3.45)	$(0.20)
Diluted	$(3.45)	$(0.20)
Dividends declared per share	$—	$—

Weighted average shares:
Basic	22,820	22,263
Diluted	22,820	22,263

Libbey Inc.

Libbey Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS:
Cash and cash equivalents	$66,062	$48,918
Accounts receivable — net	61,919	81,307
Inventories — net	189,490	174,797
Prepaid and other current assets	18,008	17,683
Total current assets	335,479	322,705
Pension asset	6,312	5,712
Purchased intangible assets — net	11,702	11,875
Goodwill	—	38,431
Deferred income taxes	—	24,747
Other assets	14,487	14,608
Operating lease right-of-use assets	69,761	54,686
Property, plant and equipment — net	229,645	233,923
Total assets	$667,386	$706,687

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Accounts payable	$74,723	$79,262
Salaries and wages	18,444	30,188
Accrued liabilities	38,545	50,657
Accrued income taxes	338	382
Pension liability (current portion)	2,072	2,543
Non-pension post-retirement benefits (current portion)	3,808	3,817
Operating lease liabilities (current portion)	11,585	12,769
Long-term debt due within one year	18,124	16,124
Total current liabilities	167,639	195,742
Long-term debt	425,544	375,716
Pension liability	38,308	46,619
Non-pension post-retirement benefits	45,270	45,507
Noncurrent operating lease liabilities	64,520	48,323
Deferred income taxes	2,104	2,104
Other long-term liabilities	13,930	18,463
Total liabilities	757,315	732,474

Common Stock	226	224
Capital in excess of par value	338,789	338,395
Retained deficit	(319,208)	(240,460)
Accumulated other comprehensive loss	(109,736)	(123,946)
Total shareholders' deficit	(89,929)	(25,787)
Total liabilities and shareholders' deficit	$667,386	$706,687

Libbey Inc.

Libbey Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three months ended March 31,
	2020	2019

Operating activities:
Net loss	$(78,748)	$(4,542)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,845	9,931
Asset impairments	38,535	—
Loss on derivatives de-designated as hedging instruments	12,923	—
Change in accounts receivable	15,815	1,784
Change in inventories	(16,740)	(18,075)
Change in accounts payable	359	2,644
Accrued interest and amortization of discounts and finance fees	432	285
Pension & non-pension post-retirement benefits, net	367	(977)
Accrued liabilities & prepaid expenses	(24,308)	(12,054)
Income taxes	19,382	(3,516)
Cloud computing costs	(147)	(246)
Share-based compensation expense	534	942
Other operating activities	(3,145)	(81)
Net cash used in operating activities	(25,896)	(23,905)

Investing activities:
Cash paid for property, plant and equipment	(6,408)	(10,361)
Net cash used in investing activities	(6,408)	(10,361)

Financing activities:
Borrowings on Prepetition ABL Credit Facility	53,000	42,300
Repayments on Prepetition ABL Credit Facility	(2,000)	(16,800)
Other borrowings	2,000	0
Repayments on Term Loan B	(1,100)	(1,100)
Debt refinancing costs	(1,350)	—
Taxes paid on distribution of equity awards	(173)	(317)
Net cash provided by financing activities	50,377	24,083

Effect of exchange rate fluctuations on cash	(929)	82
Increase (decrease) in cash	17,144	(10,101)

Cash & cash equivalents at beginning of period	48,918	25,066
Cash & cash equivalents at end of period	$66,062	$14,965

Libbey Inc.

In accordance with the SEC’s Regulation G, the following tables provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related U.S. GAAP measure. See the above text for additional information on our non-GAAP measures. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to U.S. GAAP.

Table 1
Reconciliation of Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2020	2019
Reported net loss (U.S. GAAP)	$(78,748)	$(4,542)
Add:
Interest expense	5,591	5,632
Provision (benefit) for income taxes	20,379	(1,296)
Depreciation and amortization	8,845	9,931
Add special items before interest and taxes:
Fees associated with strategic initiative (1)	406	—
Asset impairments (2)	38,535	—
Workforce reduction	517	—
Debt refinancing & prepetition reorganization charges	3,356	—
Loss on derivatives de-designated as hedging instruments	12,923	—
Employee benefit liability adjustment	(1,720)	—
Adjusted EBITDA (non-GAAP)	$10,084	$9,725

Net sales	$150,521	$174,966
Net loss margin (U.S. GAAP)	(52.3)%	(2.6)%
Adjusted EBITDA margin (non-GAAP)	6.7%	5.6%

(1) Legal and professional fees associated with a strategic initiative.

(2) Includes a non-cash goodwill impairment charge of $38.4 million in our U.S. & Canada segment and a $0.1 million non-cash impairment charge for a trade name in our EMEA segment.

Table 2
Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2020	2019
Net cash used in operating activities (U.S. GAAP)	$(25,896)	$(23,905)
Net cash used in investing activities (U.S. GAAP)	(6,408)	(10,361)
Free Cash Flow (non-GAAP)	$(32,304)	$(34,266)

Libbey Inc.

Table 3
Reconciliation to Trade Working Capital
(dollars in thousands)
(unaudited)

	March 31, 2020	December 31, 2019	March 31, 2019
Accounts receivable — net	$61,919	$81,307	$81,917
Inventories — net	189,490	174,797	209,868
Less: Accounts payable	74,723	79,262	75,366
Trade Working Capital (non-GAAP)	$176,686	$176,842	$216,419

Table 4
Reconciliation of Net Loss to Adjusted Income (Loss) from Operations
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2020	2019
Reported net loss (U.S. GAAP)	$(78,748)	$(4,542)
Add:
Interest expense	5,591	5,632
Provision (benefit) for income taxes	20,379	(1,296)
Other (income) expense	10,652	1,584
Add special items before interest and taxes:
Fees associated with strategic initiative (1)	406	—
Asset impairments (2)	38,535	—
Workforce reduction	517	—
Adjusted Income from Operations (non-GAAP)	$(2,668)	$1,378

Net sales	$150,521	$174,966
Net loss margin (U.S. GAAP)	(52.3)%	(2.6)%
Adjusted Income (loss) from Operations margin (non-GAAP)	(1.8)%	0.8%

(1) Legal and professional fees associated with a strategic initiative.

(2) Includes a non-cash goodwill impairment charge of $38.4 million in our U.S. & Canada segment and a $0.1 million non-cash impairment charge for a trade name in our EMEA segment.

Libbey Inc.

Table 5
Summary Business Segment Information
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2020	2019
Net Sales:
U.S. & Canada (1)	$95,876	$109,906
Latin America (2)	26,643	30,401
EMEA (3)	25,280	28,042
Other (4)	2,722	6,617
Consolidated	$150,521	$174,966

Segment Earnings Before Interest & Taxes (Segment EBIT) (5):
U.S. & Canada (1)	$6,898	$9,797
Latin America (2)	4,521	649
EMEA (3)	(1,610)	(50)
Other (4)	(1,372)	(1,152)
Segment EBIT	$8,437	$9,244

Reconciliation of Segment EBIT to Net Loss:
Segment EBIT	$8,437	$9,244
Retained corporate costs (6)	(7,198)	(9,450)
Asset impairments	(38,535)	—
Fees associated with strategic initiative	(406)	—
Debt refinancing & prepetition reorganization charges	(3,356)	—
Workforce reduction	(517)	—
Loss on derivatives de-designated as hedging instruments	(12,923)	—
Employee benefit liability adjustment	1,720	—
Interest expense	(5,591)	(5,632)
(Provision) benefit for income taxes	(20,379)	1,296
Net loss	$(78,748)	$(4,542)

Depreciation & Amortization:
U.S. & Canada (1)	$2,963	$3,133
Latin America (2)	3,368	3,780
EMEA (3)	1,314	1,699
Other (4)	823	882
Corporate	377	437
Consolidated	$8,845	$9,931

________________________________

(1)

U.S. & Canada—includes sales of manufactured glassware products and sourced tableware having an end-market destination in the U.S and Canada, excluding glass products for Original Equipment Manufacturers (OEM), which remain in the Latin America segment.

(2)

Latin America—includes primarily sales of manufactured and sourced glass tableware having an end-market destination in Latin America, as well as glass products for OEMs regardless of end-market destination.

(3)	EMEA—includes primarily sales of manufactured and sourced glass tableware having an end-market destination in Europe, the Middle East and Africa.
(4)	Other—includes primarily sales of manufactured and sourced glass tableware having an end-market destination in Asia Pacific.
(5)

Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance. Segment EBIT also includes an allocation of manufacturing costs for inventory produced at a Libbey facility that is located in a region other than the end market in which the inventory is sold. This allocation can fluctuate from year to year based on the relative demands for products produced in regions other than the end markets in which they are sold.

(6)	Retained corporate costs include certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.

Libbey Inc.

Table 6
Reconciliation of Net Loss to Adjusted EBITDA and Debt Net of Cash to Adjusted EBITDA Ratio
(dollars in thousands)
(unaudited)

	Last twelve months ended	Year ended	Last twelve months ended
	March 31, 2020	December 31, 2019	March 31, 2019

Reported net loss (U.S. GAAP)	$(143,225)	$(69,019)	$(9,537)
Add:
Interest expense	22,469	22,510	22,527
Provision for income taxes	30,428	8,753	11,040
Depreciation and amortization	37,960	39,046	42,385
Special items before interest and taxes	123,035	69,018	2,341
Adjusted EBITDA (non-GAAP)	$70,667	$70,308	$68,756

Reported debt on balance sheet (U.S. GAAP)	$443,668	$391,840	$422,025
Plus: Unamortized discount and finance fees	1,084	1,346	2,120
Gross debt	444,752	393,186	424,145
Less: Cash and cash equivalents	66,062	48,918	14,965
Debt net of cash	$378,690	$344,268	$409,180

Debt Net of Cash to Adjusted EBITDA Ratio (non-GAAP)	5.4x	4.9x	6.0x

Table 7
Adjusted SG&A Margin
(percent of net sales)
(unaudited)

	Three months ended March 31, 2020	Three months ended March 31, 2019
SG&A margin (U.S. GAAP)	17.6%	18.6%
Deduct special items in SG&A expenses:
Fees associated with strategic initiative	(0.3)%	—%
Workforce reduction	—%	—%
Adjusted SG&A Margin (non-GAAP)	17.3%	18.6%

Table 8
Capital Expenditures and ERP Capital
(dollars in thousands)
(unaudited)

	Three months ended	Three months ended
	March 31, 2020	March 31, 2019
Cash paid for property, plant and equipment (per Statement of Cash Flows)	$6,408	$10,361
Cloud computing costs paid	644	246
Net increase (decrease) in capital expenditures incurred but not yet paid	(851)	(1,848)
Capital expenditures and ERP capital	$6,201	$8,759